UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported):

November 19, 2014

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.

One Campbell Place

Camden, New Jersey

08103-1799

Principal Executive Offices

Telephone Number: (856) 342-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 19, 2014, the Board of Directors of Campbell Soup Company (“Campbell”) approved an amendment to Article II, Section 1 of Campbell’s By-Laws, effective November 19, 2014, to change the size of the Board from 16 to 14 directors. A copy of the By-Laws, as amended, is filed as Exhibit 3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

Campbell held its Annual Meeting of Shareholders on November 19, 2014. The final results of voting with respect to each matter are set forth below.

1.	Election of Directors

DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES

Paul R. Charron	264,158,476	912,100	25,054,778
Bennett Dorrance	262,573,501	2,494,819	25,054,778
Lawrence C. Karlson	264,321,627	746,693	25,054,778
Randall W. Larrimore	263,583,968	1,485,869	25,054,778
Marc B. Lautenbach	264,344,118	726,458	25,054,778
Mary Alice D. Malone	262,733,327	2,337,248	25,054,778
Sara Mathew	263,692,550	1,378,026	25,054,778
Denise M. Morrison	264,168,795	902,437	25,054,778
Charles R. Perrin	262,183,654	2,887,578	25,054,778
A. Barry Rand	263,615,008	1,456,224	25,054,778
Nick Shreiber	264,430,927	640,304	25,054,778
Tracey T. Travis	264,415,148	656,083	25,054,778
Archbold D. van Beuren	264,034,744	1,036,488	25,054,778
Les C. Vinney	263,757,101	1,314,131	25,054,778

2.	Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2015

For	Against	Abstain
288,796,361	1,014,236	324,456

There were no broker non-votes for this proposal.

3.	Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
259,359,487	3,519,918	2,198,202	25,054,778

4.	Re-Approval of Campbell Soup Company Annual Incentive Plan

For	Against	Abstain	Broker Non-Votes
261,772,426	2,548,117	759,731	25,054,778

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

3	By-Laws of the Registrant, effective November 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: November 21, 2014

By:	/s/ Tara L. Smith
Tara L. Smith
Associate Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3	By-Laws of the Registrant, effective November 19, 2014.